Exhibit 99.1

SuRo Capital Corp. First Quarter Preliminary Investment Portfolio Update

Net Asset Value Increased to an Anticipated $17.70 to $18.30 Per Share from $15.14 at December 31, 2020

SAN FRANCISCO, CA., April 8, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the first quarter ended March 31, 2021.

“Given current volatility in the capital markets and the exciting developments occurring within our portfolio, including Coursera’s recent IPO, we wanted to give a preliminary first quarter update to our shareholders. Based on information presently available, for the quarter ended March 31, 2021, we anticipate SuRo Capital’s net asset value to be approximately $17.70 to $18.30 per share, inclusive of the effects of the aggregate $0.50 per share of dividends declared during the quarter,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. “During the first quarter, we made new equity investments in Shogun Enterprises and Architect Capital PayJoy SPV, which lends capital to facilitate PayJoy, Inc’s leasing business. Additionally, we formed SuRo Capital Sports, LLC (“SuRo Sports”), a $10.0 million SuRo Capital subsidiary focused on investing in the sports betting sector. SuRo Sports made its first investment in Commercial Streaming Solutions Inc. d/b/a BettorView. We believe our investment pipeline remains robust and we continue to be opportunistic in seeking out exciting high-growth companies.”

Klein continued, “Pursuant to our strategy to invest in pre-merger SPAC PIPEs and SPAC founder shares, we made new investments in Churchill Sponsor VI and Churchill Sponsor VII and, subsequent to quarter end, invested $2.2 million in Colombier Sponsor Corp. These investments are in addition to our 2020 commitment to invest $10.0 million in Skillsoft Limited via a pre-SPAC merger PIPE. We continue to evaluate exciting opportunities within the SPAC market and believe our proprietary access within the SPAC universe has delivered and will continue to surface unique opportunities for SuRo Capital.”

As previously reported, SuRo Capital’s net assets totaled approximately $301.6 million, or $15.14 per share, at December 31, 2020 and approximately $172.5 million, or $10.22 per share, at March 31, 2020. As of March 31, 2021, SuRo Capital’s net asset value is estimated to be between $17.70 and $18.30 per share. This range includes a customary discount to the quarter-end pricing of Coursera, Inc. public common shares, as those shares were subject to certain lock up provisions at quarter-end.

Investment Portfolio Update

At March 31, 2021, SuRo Capital held positions in 32 portfolio companies – all privately-held with the exception of Coursera, Inc.

During the three months ended March 31, 2021, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount
Churchill Sponsor VI LLC	Share Units & Warrant Units	2/25/2021	$0.2 million
Churchill Sponsor VII LLC	Share Units & Warrant Units	2/25/2021	$0.3 million
Shogun Enterprises Inc.	Preferred Shares, Series B-1	2/26/2021	$3.5 million
Shogun Enterprises Inc.	Preferred Shares, Series B-2	2/26/2021	$3.5 million
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	3/24/2021	$0.5 million(1)
SuRo Capital Sports, LLC(2)	Simple Agreement for Future Equity (“SAFE”)	3/25/2021	$1.0 million

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(1)	Represents $0.5 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV, LLC called as of March 31, 2021.
(2)	Represents an investment in Commercial Streaming Solutions Inc. d/b/a/ BettorView.

During the three months ended March 31, 2021, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
NewLake Capital Partners f/k/a GreenAcreage Real Estate Corp.	Common Shares	2/12/2021	$0.5 million

During the three months ended March 31, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.(2)	Various	4,618,952	$26.72	$123.4 million	$110.5 million
Palantir Lending Trust SPV I(3)	Various	N/A	N/A	$1.6 million(3)	$1.6 million(3)
Residential Homes For Rent, LLC d/b/a Second Avenue	Various	N/A	N/A	$0.4 million(4)	$ – (4)

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 10, 2021, all shares of Palantir Technologies, Inc. had been sold.
(3)	During the quarter ended March 31, 2021, 600,000 of the remaining 1,312,290 shares of Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares as of December 31, 2020, were sold. As of March 31, 2021, 712,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(4)	Proceeds received in Q1 2021 include $0.3 million of repaid principal and $0.1 million of interest.

Redemption of 4.75% Convertible Senior Notes due 2023

On February 19, 2021, the Company caused notices to be issued to the holders of its 4.75% Convertible Senior Notes due 2023 (CUSIP No. 36191JAC5) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, pursuant to the Indenture dated as of March 28, 2018 between the Company and U.S. Bank National Association, as trustee, and Section 15.02 of the First Supplemental Indenture thereto, dated as of March 28, 2018.  The Company established March 29, 2021 as the date on which all of the Notes would be redeemed (the “Redemption Date”), at 100% of their principal amount ($1,000 per Note), plus the accrued and unpaid interest thereon from September 30, 2020, through, but excluding, the Redemption Date. Holders of the Notes had the option to surrender their Notes for conversion into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the then existing conversion rate, in lieu of receiving cash, at any time prior to the close of business on the business day immediately preceding the Redemption Date.

As of the Redemption Date, the Company redeemed $0.3 million in aggregate principal amount of the Notes at a redemption price equal to 100% of their principal amount ($1,000 per Note), plus accrued and unpaid interest thereon, which amounted to approximately $0.8 million. As a result of the election of certain holders to surrender their Notes for conversion into shares of Common Stock prior to the Redemption Date, the Company issued a total of 4,272,696 shares of Common Stock since the Notes were issued.

As of March 31, 2021, there were 24,205,216 shares of the Company’s common stock outstanding.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its first quarter results in early May 2021.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com